CROUCH, BIERWOLF & CHISHOLM
                          Certified Public Accountants
                          50 West Broadway, Suite 1130
                           Salt Lake City, Utah 84101

      A Partnership of                             Office (801) 363-1175
  Professional Corporations                        Fax (801) 363-0615
  Brent E. Crouch, CPA, PC                         Brent's Mobile (801) 971-0404
 Nephi J. Bierwolf, CPA, PC                        Nephi's Mobile (801) 971-0405
  Todd D. Chisholm, CPA, PC                        Todd's Mobile (801) 699-2180



We hereby consent to the use of our audit report of CyberAmerica Corporation and subsidiaries dated May 2, 2000 for the year ended December 31, 2000 in the Form S-8.

/s/ Crouch, Bierwolf & Chisholm
-------------------------------
Salt Lake City, Utah
September 15, 2000


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